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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS SECOND QUARTER RESULTS
AND ANNOUNCES QUARTERLY DIVIDEND

        Indianapolis, Indiana—July 30, 2010. Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended June 30, 2010.

        Net income attributable to common stockholders was $152.5 million, or $0.52 per diluted share, in the second quarter of 2010 as compared to a net loss of $(20.8) million, or $(0.08) per diluted share, in the prior year period. The 2009 results included a non-cash impairment charge of $140.5 million, or $0.43 per diluted share.

        Funds from Operations ("FFO") was $487.7 million, or $1.38 per diluted share, in the second quarter of 2010 as compared to $313.1 million, or $0.96 per diluted share, in the prior year period. The impact of the non-cash impairment charge to FFO in 2009 was $0.42 per diluted share.

        "Our positive momentum from the first quarter continued," said David Simon, Chairman and Chief Executive Officer. "The improvement in business conditions extended into the second quarter as demonstrated by higher occupancy and sales. Sales for our malls and Premium Outlets during the second quarter of 2010 were 4.9% higher than in the second quarter of 2009, and occupancy grew 90 basis points from March 31, 2010. Revenue growth and a continued focus on expense management resulted in positive comparable property net operating income growth in the quarter.

        The Company utilized a portion of its cash during the first six months of 2010 to retire $1.5 billion of debt, acquire an outlet center in Puerto Rico, and increase its ownership interest in Houston Galleria, arguably one of the top five malls in the United States."

U.S. Operational Statistics(1)

	As of June 30, 2010	As of June 30, 2009
Occupancy(2)	93.1%	92.3%
Comparable Sales per Sq. Ft.(3)	$474	$456
Average Rent per Sq. Ft.(2)	$38.62	$38.49

(1)
Combined information for the U.S. regional malls and Premium Outlets. Does not include information for community/lifestyle centers, properties owned by SPG-FCM (the Mills portfolio) or international properties

(2)
Represents mall stores in regional malls and all owned gross leasable area in Premium Outlets

(3)
Rolling 12 month comparable sales per square foot for mall stores less than 10,000 square feet in regional malls and all owned gross leasable area in Premium Outlets

Dividends

        Today the Company announced that the Board of Directors approved the declaration of a quarterly common stock dividend of $0.60 per share payable in cash. This dividend is payable on August 31, 2010 to stockholders of record on August 17, 2010.

        The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) Stock of $1.046875 per share, payable on September 30, 2010 to stockholders of record on September 16, 2010.

Dispositions

        On April 29th, Gallerie Commerciali Italia, one of the Company's European joint venture investment entities, sold its interest in Porta di Roma, a 1.3 million square foot shopping center in Rome, Italy. Simon owned a 19.6% interest in this asset. The sale price was €420 million including the assumption of debt. The Company recorded a gain on this transaction of approximately $20 million in the second quarter.

        On July 15th, the Company and Ivanhoe Cambridge (50/50 partners in Simon Ivanhoe, the Company's other European joint venture investment entity) completed the sale of their interests in Simon Ivanhoe (which owned seven shopping centers located in France and Poland) to Unibail-Rodamco. Simon and Ivanhoe Cambridge received consideration of €715 million for their interests. Simon expects to record a gain on this transaction of approximately $280 million in the third quarter.

        Simon and Ivanhoe Cambridge entered into a joint venture with Unibail-Rodamco to pursue the development of four new retail projects in France. The Company has a 25% interest in this venture with the ability to determine, on a project by project basis, whether to retain its ownership interest in each project.

Acquisitions

        The Company completed two asset acquisitions during the quarter:

  •
  On May 13th, the Company acquired Prime Outlets—Puerto Rico, a 345,000 square foot outlet center in Barceloneta, Puerto Rico from Prime Outlets Acquisition Company and certain of its affiliated entities. The 90 store center, featuring Kenneth Cole, Michael Kors, Nike and Polo Ralph Lauren, has been renamed Puerto Rico Premium Outlets.

  •
  On May 28th, the Company acquired an additional interest of approximately 19% in Houston Galleria in Houston, Texas. The Company's ownership interest increased from 31.5% to 50.4%. Houston Galleria comprises over 2.2 million square feet of gross leasable area and is anchored by Macy's, Nordstrom, Neiman Marcus and Saks Fifth Avenue.

        The total cost of the acquisitions was approximately $385 million, including the assumption of existing indebtedness.

Capital Markets

        During the first six months of 2010, the Company paid off $700 million of senior unsecured notes of Simon Property Group, L.P. ("SPGLP"), the Company's majority-owned partnership subsidiary, and unencumbered three assets by paying off approximately $800 million of mortgages at maturity.

        As of June 30, 2010, the Company had approximately $2.6 billion of cash on hand, including its share of joint venture cash, and an additional $3.3 billion of available capacity on SPGLP's corporate credit facility.

Development Activity

        The 100% leased, 62,000 square foot expansion of Toki Premium Outlets in Toki, Japan, opened on July 14, 2010. The Company owns a 40% interest in this center.

        Construction continues on the following projects:

  •
  A 116,000 square foot expansion of Houston Premium Outlets in Cypress (Houston), Texas. The expansion will be anchored by Saks Fifth Avenue Off 5th and is scheduled to be completed in November of 2010. The Company owns 100% of this center.

  •
  A 70,000 square foot expansion of Las Vegas Outlet Center in Las Vegas, Nevada, expected to open in March of 2011. The Company owns 100% of this center.

  •
  Paju Premium Outlets, a new 328,000 square foot upscale outlet center with approximately 160 shops, located north of Seoul, South Korea. This will be the Company's second Premium Outlet Center in South Korea. The center is expected to open in April of 2011. The Company owns a 50% interest in this project.

  •
  A 54,000 square foot expansion of Tosu Premium Outlets in Fukuoka, Japan, expected to open in July of 2011. The Company owns a 40% interest in this project.

2010 Guidance

        Today the Company affirmed the guidance for 2010 provided on April 30, 2010, estimating that FFO as adjusted will be within a range of $5.77 to $5.87 per diluted share for the year ending December 31, 2010. Diluted net income has been adjusted to include gains on asset sales and is expected to be within a range of $2.49 to $2.59 per share. FFO as adjusted excludes the impact of a $165.6 million loss on extinguishment of debt ($0.47 per diluted share) in the first quarter related to SPGLP's January tender offer. After giving effect to this charge, the Company expects 2010 FFO per diluted share to be within a range of $5.30 to $5.40.

        This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share and estimated diluted FFO per share to estimated diluted FFO as adjusted per share.

For the year ending December 31, 2010

	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.49	$2.59
Depreciation and amortization including the Company's share of joint ventures	3.70	3.70
Gain on sale or disposal of assets and interests in unconsolidated entities	(0.87)	(0.87)
Impact of additional dilutive securities	(0.02)	(0.02)

Estimated diluted FFO per share	$5.30	$5.40
Charge in connection with January 2010 tender offer	0.47	0.47

Estimated diluted FFO as adjusted per share	$5.77	$5.87

        The Company will update guidance for 2010 once it knows the precise timing for the closing of its transaction with Prime and its affiliates.

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, July 30, 2010. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investors section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

        This press release includes FFO and other operating performance measures that are not recognized by or have been adjusted from financial performance measures defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release. FFO is a financial performance measure widely used in the REIT industry.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest real estate company in the U.S. The Company currently owns or has an interest in 373 retail real estate properties comprising 256 million square feet of gross leasable area in North America, Europe and Asia. Simon Property Group is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. The Company's common stock is publicly traded on the NYSE under the symbol SPG. For further information, visit the Simon Property Group website at www.simon.com.

SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2010		2009		2010		2009
REVENUE:
Minimum rent	$580,157		$567,633		$1,151,767		$1,139,047
Overage rent	14,477		13,493		27,688		25,993
Tenant reimbursements	255,693		257,532		511,621		516,294
Management fees and other revenues	28,349		30,055		56,917		60,706
Other income	54,890		34,899		110,644		80,064

Total revenue	933,566		903,612		1,858,637		1,822,104
EXPENSES:
Property operating	101,234		106,836		200,002		212,983
Depreciation and amortization	234,190		251,685		463,099		508,022
Real estate taxes	78,658		83,076		168,387		171,319
Repairs and maintenance	20,605		20,186		44,350		42,774
Advertising and promotion	22,282		19,823		41,118		38,329
Provision for credit losses	4,487		7,066		1,036		20,081
Home and regional office costs	26,744		26,670		44,059		52,833
General and administrative	5,627		5,310		10,739		9,358
Impairment charge	—		140,478	(A)	—		140,478	(A)
Transaction expenses	11,269	(B)	—		14,969	(B)	—
Other	13,003		17,784		28,495		37,013

Total operating expenses	518,099		678,914		1,016,254		1,233,190

OPERATING INCOME	415,467		224,698		842,383		588,914
Interest expense	(261,463)		(244,443)		(525,422)		(470,479)
Loss on extinguishment of debt	—		—		(165,625)		—
Income tax benefit of taxable REIT subsidiaries	510		143		308		2,666
Income from unconsolidated entities	10,614		5,494		28,196		11,039
Gain on sale or disposal of assets and interests in unconsolidated entities	20,024		—		26,066		—

CONSOLIDATED NET INCOME (LOSS)	185,152		(14,108)		205,906		132,140
Net income attributable to noncontrolling interests	33,313		123		39,084		33,074
Preferred dividends	(665)		6,529		4,945		13,058

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$152,504		$(20,760)		$161,877		$86,008

Basic Earnings Per Common Share:
Net income (loss) attributable to common stockholders	$0.52		$(0.08)		$0.56		$0.34

Percentage Change	753.1%				64.7%
Diluted Earnings Per Common Share:
Net income (loss) attributable to common stockholders	$0.52		$(0.08)		$0.56		$0.34

Percentage Change	753.1%				64.7%

SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	June 30, 2010	December 31, 2009
ASSETS:
Investment properties, at cost	$25,296,870	$25,336,189
Less—accumulated depreciation	7,243,311	7,004,534

	18,053,559	18,331,655
Cash and cash equivalents	2,293,242	3,957,718
Tenant receivables and accrued revenue, net	343,588	402,729
Investment in unconsolidated entities, at equity	1,404,367	1,468,577
Deferred costs and other assets	1,168,360	1,155,587
Note receivable from related party	661,500	632,000

Total assets	$23,924,616	$25,948,266

LIABILITIES:
Mortgages and other indebtedness	$17,071,022	$18,630,302
Accounts payable, accrued expenses, intangibles, and deferred revenues	920,778	987,530
Cash distributions and losses in partnerships and joint ventures, at equity	346,177	457,754
Other liabilities and accrued dividends	178,141	159,345

Total liabilities	18,516,118	20,234,931

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	82,997	125,815
Series I 6% convertible perpetual preferred stock, 19,000,000 shares authorized, 0 and 8,091,155 issued and outstanding, respectively, at liquidation value	—	404,558
EQUITY:
Stockholders' equity:
Capital stock (850,000,000 total shares authorized, $.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding, with a liquidation value of $39,847	45,540	45,704
Common stock, $.0001 par value, 511,990,000 shares authorized, 296,815,422 and 289,866,711 issued and outstanding, respectively	30	29
Class B common stock, $.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	7,934,140	7,547,959
Accumulated deficit	(3,154,723)	(2,955,671)
Accumulated other comprehensive loss	(69,134)	(3,088)
Common stock held in treasury at cost, 4,003,451 and 4,126,440 shares, respectively	(166,436)	(176,796)

Total stockholders' equity	4,589,417	4,458,137
Noncontrolling interests	736,084	724,825

Total equity	5,325,501	5,182,962

Total liabilities and equity	$23,924,616	$25,948,266

SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Minimum rent	$485,304	$490,889	$979,118	$957,566
Overage rent	25,159	30,358	56,337	50,937
Tenant reimbursements	230,039	239,202	464,615	476,644
Other income	52,687	40,663	98,727	78,907

Total revenue	793,189	801,112	1,598,797	1,564,054
Operating Expenses:
Property operating	155,272	162,385	309,733	311,325
Depreciation and amortization	197,047	198,025	396,084	385,488
Real estate taxes	60,586	63,385	130,699	132,774
Repairs and maintenance	26,065	24,912	53,774	50,635
Advertising and promotion	13,613	14,636	30,223	28,931
Provision for credit losses	565	4,960	1,439	15,387
Other	60,092	51,878	105,181	88,193

Total operating expenses	513,240	520,181	1,027,133	1,012,733

Operating Income	279,949	280,931	571,664	551,321
Interest expense	(218,018)	(221,269)	(435,181)	(440,420)
(Loss) income from unconsolidated entities	(602)	1,555	(1,041)	787
Gain on sale or disposal of assets (net)	39,761	—	39,761	—

Net Income	$101,090	$61,217	$175,203	$111,688

Third-Party Investors' Share of Net Income	$58,653	$41,711	$103,689	$72,890

Our Share of Net Income	42,437	19,506	71,514	38,798
Amortization of excess investment(C)	(11,486)	(14,012)	(22,981)	(27,759)
Our share of gain on sale or disposal of assets (net)	(20,337)	—	(20,337)	—

Income from Unconsolidated Entities, Net	$10,614	$5,494	$28,196	$11,039

 SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	June 30, 2010	December 31, 2009
Assets:
Investment properties, at cost	$21,227,152	$21,555,729
Less—accumulated depreciation	4,820,356	4,580,679

	16,406,796	16,975,050
Cash and cash equivalents	802,650	771,045
Tenant receivables and accrued revenue, net	399,128	364,968
Investment in unconsolidated entities, at equity	165,048	235,173
Deferred costs and other assets	485,445	477,223

Total assets	$18,259,067	$18,823,459

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,069,893	$16,549,276
Accounts payable, accrued expenses, intangibles and deferred revenue	755,785	834,668
Other liabilities	928,664	920,596

Total liabilities	17,754,342	18,304,540
Preferred units	67,450	67,450
Partners' equity	437,275	451,469

Total liabilities and partners' equity	$18,259,067	$18,823,459

Our Share of:
Partners' equity	$254,458	$316,800
Add: Excess Investment(C)	803,732	694,023

Our net Investment in Joint Ventures	$1,058,190	$1,010,823

 SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
In the second quarter of 2009, the Company recorded a non-cash impairment charge of $140.5 million, representing the decline in the value of the Company's investment in Liberty International, PLC.

(B)
In accordance with ASC Topic 805, acquisition-related costs are required to be expensed as incurred for transactions entered into after January 1, 2009.

(C)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

 SIMON
Reconciliation of Non-GAAP Financial Measures(1)
Unaudited
(In thousands, except as noted)

Reconciliation of Consolidated Net Income (Loss) to FFO and FFO as Adjusted

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Consolidated Net Income (Loss)(2)(3)(4)(5)	$185,152	$(14,108)	$205,906	$132,140
Adjustments to Consolidated Net Income (Loss) to Arrive at FFO:
Depreciation and amortization from consolidated properties	230,724	248,042	456,154	500,955
Simon's share of depreciation and amortization from unconsolidated entities	95,850	94,496	192,729	187,874
Gain on sale or disposal of assets and interests in unconsolidated entities	(20,024)	—	(26,066)	—
Net income attributable to noncontrolling interest holders in properties	(2,560)	(2,325)	(5,223)	(5,364)
Noncontrolling interests portion of depreciation and amortization	(2,005)	(2,274)	(3,977)	(4,236)
Preferred distributions and dividends	525	(10,682)	(6,303)	(21,388)

FFO of the Operating Partnership	487,662	313,149	$813,220	$789,981
Impairment charge	—	140,478	—	140,478
Loss on debt extinguishment	—	—	165,625	—

FFO as adjusted of the Operating Partnership	$487,662	$453,627	$978,845	$930,459

Per Share Reconciliation:
Diluted net income (loss) attributable to common stockholders per share	$0.52	$(0.08)	$0.56	$0.34
Adjustments to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of noncontrolling interests portion of depreciation and amortization	0.93	1.05	1.85	2.23
Gain on sale or disposal of assets and interests in unconsolidated entities	(0.06)	—	(0.07)	—
Impact of additional dilutive securities for FFO per share	(0.01)	(0.01)	(0.02)	(0.04)

Diluted FFO per share	$1.38	$0.96	$2.32	$2.53
Impairment charge	—	0.42	—	0.44
Loss on debt extinguishment	—	—	0.47	—

Diluted FFO as adjusted per share	$1.38	$1.38	$2.79	$2.97

Details for per share calculations:
FFO of the Operating Partnership	$487,662	$313,149	$813,220	$789,981
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	(1,838)	6,877	3,676	13,755

Diluted FFO of the Operating Partnership	485,824	320,026	816,896	803,736
Diluted FFO allocable to unitholders	(80,756)	(54,594)	(134,921)	(144,180)

Diluted FFO allocable to common stockholders	$405,068	$265,432	$681,975	$659,556

Basic weighted average shares outstanding	292,324	268,290	289,241	251,152
Adjustments for dilution calculation:
Effect of stock options	290	290	303	260
Effect of contingently issuable shares from stock dividends	—	1,001	—	1,542
Impact of Series C preferred unit conversion	—	73	—	73
Impact of Series I preferred unit conversion	101	1,266	479	1,245
Impact of Series I preferred stock conversion	472	6,347	3,527	6,233

Diluted weighted average shares outstanding	293,187	277,267	293,550	260,505
Weighted average limited partnership units outstanding	58,451	57,030	58,076	56,947

Diluted weighted average shares and units outstanding	351,638	334,297	351,626	317,452

Basic FFO per share	$1.39	$0.97	$2.34	$2.57
Percent Change	43.3%		-8.9%
Diluted FFO per share	$1.38	$0.96	$2.32	$2.53
Percent Change	43.8%		-8.3%
Diluted FFO as adjusted per share	$1.38	$1.38	$2.79	$2.97
Percent Change	0.0%		-6.1%

SIMON
Footnotes to Reconciliation of Non-GAAP Financial Measures
Unaudited

Notes:

(1)
This report contains measures of financial or operating performance that are not specifically defined by accounting principles generally accepted in the United States ("GAAP"), including funds from operations ("FFO"), FFO as adjusted, FFO per share, FFO as adjusted per share and estimated diluted FFO as adjusted per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. As adjusted measures exclude the effect of certain non-cash impairment and debt-related charges. We believe these measures provide investors with a basis to compare our current operating performance with previous periods in which we did not have those charges. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $1.4 million and $2.0 million for the three months ended June 30, 2010 and 2009, respectively and $3.1 million and $2.2 million for the six months ended June 30, 2010 and 2009, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $9.6 million and $7.0 million for the three months ended June 30, 2010 and 2009, respectively and $14.1 million and $17.5 million for the six months ended June 30, 2010 and 2009, respectively.

(4)
Includes the Company's share of the amortization of fair market value of leases from acquisitions of $4.9 million and $6.4 million for the three months ended June 30, 2010 and 2009, respectively and $9.8 million and $13.3 million for the six months ended June 30, 2010 and 2009, respectively.

(5)
Includes the Company's share of debt premium amortization of $2.7 million and $3.5 million for the three months ended June 30, 2010 and 2009, respectively and $6.4 million and $7.3 million for the six months ended June 30, 2010 and 2009, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units. All outstanding Series C preferred units were redeemed in August 2009 and all outstanding shares of Series I preferred stock and Series I preferred units were redeemed on April 16, 2010.

QuickLinks

  Exhibit 99.2
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Non-GAAP Financial Measures(1) Unaudited (In thousands, except as noted)